                                                                     EXHIBIT 25
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          ---------------------------

                                   FORM T-1
                          ---------------------------


                 STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
             OF A TRUSTEE PURSUANT TO SECTION 305 (b) (2)    X
                                                           -----
                          ---------------------------

                    FIRST UNION NATIONAL BANK OF GEORGIA
             (Exact name of Trustee as specified in its charter)

999 PEACHTREE STREET
ATLANTA, GEORGIA                                     30309                               58-1079889
(Address of principal executive office)            (Zip Code)                (I.R.S. Employer Identification No.)

                              R. Douglas Milner
                     First Union National Bank of Georgia
                          999 Peachtree Street N.E.
                            Atlanta, Georgia 30309
                                (404) 827-7349
          (Name, Address and Telephone Number of Agent for Service)
                          ---------------------------

                               INTERFACE, INC.
             (Exact name of Obligor as specified in its charter)

Georgia                                                                      58-1451243
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

2859 Paces Ferry Road, Suite 2000
Atlanta, GA                                                                  30309
(Address of principal executive offices)                                     (Zip Code)


             9 1/2% Senior Subordinated Notes Due 2005, Series A
                     (Title of the indenture securities)
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


1.       General information.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                 The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Atlanta, Georgia.
                 Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)     The Trustee is authorized to exercise corporate trust powers.


2.       Affiliations with obligor.

                 The obligor is not an affiliate of the Trustee.
                 (See Note 2 on Page 5)


3.       Voting Securities of the Trustee.

                 The following information is furnished as to each class of voting securities of the Trustee:

                             As of June 30, 1995

-------------------------------------------------------------------------------------------------------------
                 Column A                                           Column B
-------------------------------------------------------------------------------------------------------------
                 Title of Class                                     Amount Outstanding
                 Common                                             1,462,700 shares
-------------------------------------------------------------------------------------------------------------
                 Common Stock, par value $10.00 a share

4.       Trusteeships under other indentures.

                 The Trustee is not a trustee under any other indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

                 Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor. (See Note 2 on Page 5)

6. Voting securities of the Trustee owned by the obligor or its officials.

                 Voting securities of the Trustee owned by the obligor and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                 (See Notes 1 and 2 on Page 5)


7. Voting securities of the Trustee owned by underwriters or their officials.

                 Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                 (See Notes 1 and 2 on Page 5)


8.       Securities of the obligor owned or held by the Trustee.

                 The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

                 (See Note 2 on Page 5)


9.       Securities of underwriters owned or held by the Trustee.

                 The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                 (See Note 2 on Page 5)


10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                 The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) holds 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                 (See Note 2 on Page 5)


11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                 The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor. (See Note 2 on Page 5)

12.     Indebtedness of the obligor to the Trustee.

                 The obligor is not indebted to the Trustee.


13.      Defaults by the obligor.

                 There are no defaults.


14.      Affiliations with the underwriters.

                 No underwriter is an affiliate of the Trustee.


15.      Foreign trustee.

                 Not applicable.


16.      List of Exhibits.

         (1) Articles of Association of the Trustee as now in effect. (See
             Exhibit 1 of the Form T-1 filed in connection with Registration Statement No. 33-92776, which is incorporated herein by reference)

         (2) Certificate of Authority of the Trustee to commence business. (See
             Exhibit 2 of the Form T-1 filed in connection with Registration Statement No. 33-92776, which is incorporated herein by reference)

         (3) Authorization of the Trustee to exercise corporate trust powers. Incorporated in Exhibit (4).

         (4) By-Laws of the Trustee, as amended, to date. (See Exhibit 4 of the Form T-1 filed in connection with Registration Statement No. 33-92776, which is incorporated herein by reference)

         (5) Not applicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included on Page 6 of this Form T-1 Statement.

         (7) Most recent report of condition of the Trustee.

         (8) Not applicable.

         (9) Not applicable.

                       ________________________________

                                    NOTES

                       ________________________________


            1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union National Bank of Georgia are described in Item 3.

            2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however by considered as correct unless amended by an amendment to this Form T-1.

                                  SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF GEORGIA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia on the 14th day of December, 1995.


                               FIRST UNION NATIONAL BANK OF GEORGIA
                               (Trustee)



                               BY:   R. Douglas Milner
                                  ----------------------------------------------
                                     R. Douglas Milner, Assistant Vice President





                                                                 EXHIBIT T-1 (6)

                              CONSENT OF TRUSTEE

            Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Interface, Inc. of its 9 1/2 Senior Subordinated Notes, Series A, First Union National Bank of Georgia, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                               FIRST UNION NATIONAL BANK OF GEORGIA



                               BY:  Frederick A. Schaal
                                  ---------------------------------------------
Dated:   December 14, 1995          Frederick A. Schaal, Vice President

                                                                       EXHIBIT 7

Legal Title of Bank:  FIRST UNION NATIONAL BANK OF GEORGIA                  Call Date: 9/30/95 ST-BK: 13-0795 FFIEC 032
Address:              999 PEACHTREE STREET                                                                    Page RC-1
City, State   Zip:    ATLANTA, GA 30303
FDIC Certificate No.: /2/0/1/4/7/
                      -----------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                               --------
                                                                                                                 C300
                                                                                                     --------  --------
                                                                  Dollar Amounts in Thousands        RCON Bil  Mil Thou
------------------------------------------------------------------------------------------------     ------------------
ASSETS                                                                                               //////////////////
1.   Cash and balance due from depository institutions (from Schedule RC-A):                         //////////////////
     a.  Noninterest-bearing balances and currency and coin(1) ...................................   0081       526,559   1.a.
     b.  Interest-bearing balances(2) ............................................................   0071             0   1.b.
2.   Securities:                                                                                     //////////////////
     a.  Held-to-maturity securities (from Schedule RC-B, column A) ..............................   1754       272,180   2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D) ............................   1773     1,047,509   2.b.
3.   Federal funds sold and securities purchased under agreements to resell:                         //////////////////
     a.  Federal funds sold ......................................................................   0276       138,562   3.a.
     b.  Securities purchased under agreements to resell .........................................   0277             0   3.b.
4.   Loans and lease financing receivables:                                                          //////////////////
     a.  Loans and leases, net of unearned income (from Schedule RC-C)  / RCON 2122 /    8,846,299   //////////////////   4.a.
     b.  LESS: Allowance for loan and lease losses ...................  / RCON 3123 /      230,575   //////////////////   4.b.
     c.  LESS: Allocated transfer risk reserve .......................  / RCON 3128 /            0   //////////////////   4.c.
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................   2125     8,615,724   4.d.
5.   Trading assets (from Schedule RC-D) .........................................................   3545         1,802   5.
6.   Premises and fixed assets (including capitalized leases) ....................................   2145       150,317   6.
7.   Other real estate owned (from Schedule RC-M) ................................................   2150        20,760   7.
8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ....   2130             0   8.
9.   Customers' liability to this bank on acceptances outstanding ................................   2155         2,914   9.
10.  Intangible assets (from Schedule RC-M) ......................................................   2143        90,627  10.
11.  Other assets (from Schedule RC-F) ...........................................................   2160       369,398  11.
12.  Total assets (sum of items 1 through 11) ....................................................   2170    11,236,352  12.
                                                                                                     ------------------

____________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  FIRST UNION NATIONAL BANK OF GEORGIA                  Call Date: 9/30/95 ST-BK: 13-0795 FFIEC 032
Address:              999 PEACHTREE STREET                                                                    Page RC-2
City, State   Zip:    ATLANTA, GA 30303
FDIC Certificate No.: /2/0/1/4/7/
SCHEDULE RC--CONTINUED

                                                                  Dollar Amounts in Thousands        RCON Bil  Mil Thou
---------------------------------------------------------------------------------------------------  ------------------
LIABILITIES                                                                                          //////////////////
13.  Deposits:                                                                                       //////////////////
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E) ...............   2200     7,538,603   13.a.
         (1) Noninterest-bearing (1) .................................../  RCON 6631 /   1,092,327   //////////////////   13.a. (1)
         (2) Interest-bearing ........................................../  RCON 6636 /   6,446,276   //////////////////   13.a. (2)
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs ...........................   //////////////////
         (1) Noninterest-bearing .................................................................   //////////////////
         (2) Interest-bearing ....................................................................   //////////////////
14.  Federal funds purchased and securities sold under agreements to repurchase:                     //////////////////
     a.  Federal funds purchased .................................................................   0278     1,594,033   14.a.
     b.  Securities sold under agreements to repurchase ..........................................   0279       244,144   14.b.
15.  a.  Demand notes issued to the U.S. Treasury ................................................   2840         6,000   15.a.
     b.  Trading liabilities (from Schedule RC-D) ................................................   3548         1,802   15.b.
16.  Other borrowed money:                                                                           //////////////////
     a.  With original maturity of one year or less ..............................................   2332       279,667   16.a.
     b.  With original maturity of more than one year ............................................   2333       528,832   16.b.
17.  Mortgage indebtedness and obligations under capitalized leases ..............................   2910         2,663   17.
18.  Bank's liability on acceptances executed and outstanding ....................................   2920         2,914   18.
19.  Subordinated notes and debentures ...........................................................   3200       255,832   19.
20.  Other liabilties (from Schedule RC-G) .......................................................   2930       175,746   20.
21.  Total liabilities (sum of items 13 through 20) ..............................................   2948    10,630,236   21.
                                                                                                     //////////////////
22.  Limited-life preferred stock and related surplus ............................................   3282             0   22.
EQUITY CAPITAL                                                                                       //////////////////
23.  Perpetual preferred stock and related surplus ...............................................   3838             0   23.
24.  Common stock ................................................................................   3230        14,628   24.
25.  Surplus (exclude all surplus related to preferred stock) ....................................   3839       374,799   25.
26.  a. Undivided profits and capital reserves ...................................................   3632       222,844   26.a.
     b. Net unrealized holding gains (losses) on available-for-sale securities ...................   8434        (6,155)  26.b.
27.  Cumulative foreign currency translation adjustments .........................................   //////////////////
28.  Total equity capital (sum of items 23 through 27) ...........................................   3210       606,116   28.
29.  Total liabilities, limited-life preferred stock, and equity capital                             //////////////////
     (sum of items 21, 22, and 28) ...............................................................   3300    11,236,352   29.
                                                                                                     ------------------

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

 1.  Indicate in the box at the right the number of the statement below that                                      Number
     best describes the most comprehensive level of auditing work performed for                      ---------------------
     the bank by independent external auditors as of any date during 1994 ........................   / RCON 6724 /  N/A  /  M.1.
                                                                                                     ---------------------

1 =  Independent audit of the bank conducted in accordance        4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank         authority)
2 =  Independent audit of the bank's parent holding company       5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing          auditors
     standards by a certified public accounting firm which        6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company              auditors
     (but not on the bank separately)                             7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in accor-       8 =  No external audit work
     dance with generally accepted auditing standards by a
     certified public accounting firm (may be required by state chartering authority)

____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.